Exhibit 5.1

Our Ref: JT/MK/V1383-S12732

23 August 2023

VNG Limited

190 Elgin Avenue

George Town

Grand Cayman KY1-9008

Cayman Islands

Dear Sir or Madam

VNG LIMITED

We have acted as Cayman Islands legal advisers to VNG Limited (the “Company”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended, relating to the issuance by the Company of 21,687,082 Class A ordinary shares of the Company, with par value US$0.000001 per share (the “Primary Shares”) and the sale by certain selling shareholders of up to such number of Class A ordinary shares with par value US$0.000001 per share to cover over-allotments, if any, pursuant to the over-allotment option granted to the underwriters, as described in the Registration Statement. We are furnishing this opinion as exhibit 5.1, 8.1 and 23.2 to the Registration Statement.

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in any of the documents cited in this opinion nor upon matters of fact or the commercial terms of the transactions the subject of this opinion.

Based upon the examinations and assumptions stated herein and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

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1.

The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and is in good standing with the Registrar of Companies in the Cayman Islands (the “Registrar”).

2.

The authorised share capital of the Company is currently US$50,000 divided into 49,000,000,000 Class A ordinary shares with a nominal or par value of US$0.000001 (“Class A Shares”) each and 1,000,000,000 Class B ordinary shares with a nominal or par value of US$0.000001 each.

3.

The issue and allotment of the Primary Shares pursuant to the Registration Statement have been duly authorized. When allotted, issued and fully paid for as contemplated in the Registration Statement, and when appropriate entries have been made in the Register of Members of the Company, the Primary Shares to be issued by the Company will be validly issued, allotted, fully paid and non-assessable, and there will be no further obligation on the holder of any of the Primary Shares to make any further payment to the Company in respect of such Primary Shares.

4.

With respect to any Class A Shares which may be offered by the selling shareholders (as described in the Registration Statement) pursuant to the Registration Statement (the “Secondary Shares”), assuming any potential over-allotment options of Class A Shares effected pursuant to the Registration Statement are limited to currently outstanding Class A Shares of the Company as at 23 August 2023, based solely on our review of the Register of Members (as defined in Schedule 1 below), the Secondary Shares were duly authorized and are currently validly issued, fully paid and non-assessable (meaning that no additional sums may be levied on the holders thereof by the Company).

5.

The statements under the caption “Material Tax Considerations—Cayman Islands Tax Considerations” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects.

We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Registration Statement and to the reference to our firm under the heading “Material Tax Considerations”, “Legal Matters”, “Enforceability of Civil Liabilities” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Walkers (Singapore) Limited Liability Partnership

Walkers (Singapore) Limited Liability Partnership

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SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.

A copy of the Certificate of Incorporation dated 1 April 2022, the Amended and Restated Memorandum and Articles of Association adopted on 14 November 2022 (the “Memorandum and Articles of Association”) the Second Amended and Restated Memorandum and Articles of Association to be adopted by the shareholders of the Company and effective immediately prior to the completion of the issuance of Class A ordinary shares as described in the Registration Statement, the Register of Members dated 23 August 2023 (the “Register of Members”), Register of Directors dated 23 August 2023 and Register of Mortgages and Charges dated 23 August 2023 in each case of the Company, copies of which have been provided to us by its registered office in the Cayman Islands (together, the “Company Records”).

2.	A Certificate of Good Standing dated 21 August 2023 in respect of the Company issued by the Registrar (the “Certificate of Good Standing”).

3.	The Cayman Online Registry Information System (CORIS), the Cayman Islands’ General Registry’s online database, searched on 23 August 2023.

4.

An executed copy of the minutes of meetings of the Board of Directors of the Company dated 14 November 2022, 30 March 2023 and 23 August 2023 setting out the resolutions adopted at such meetings and a copy of executed written resolutions of the Shareholders of the Company dated 14 November 2022 (collectively the “Resolutions”).

5.	The Registration Statement.

6.

The form of underwriting agreement to be entered into between, inter alia, the Company, VNG Corporation, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, UBS Securities LLC and BofA Securities, Inc. filed as an exhibit to the Registration Statement.

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SCHEDULE 2

ASSUMPTIONS

1.

The originals of all documents examined in connection with this opinion are authentic. All documents purporting to be signed or sealed have been so signed or sealed (as appropriate). All copies are complete and conform to their originals.

2.	The Memorandum and Articles of Association reviewed by us are the Memorandum and Articles of Association of the Company that are in effect on the date hereof.

3.	The Company Records are complete and accurate and all matters required by law and the Memorandum and Articles of Association to be recorded therein are completely and accurately so recorded.

4.

The Resolutions, where applicable, were duly adopted at duly convened meetings of the board of directors of the Company and such meetings were held and conducted in accordance with the Memorandum and Articles of Association; and/or were duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of each Director, or by and on behalf of each member in respect of the member resolutions, and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed.

5.

The Registration Statement will be legal, valid, binding and enforceable against all relevant parties in accordance with its terms under the laws of the State of New York and all other relevant laws (other than the laws of the Cayman Islands).

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SCHEDULE 3

QUALIFICATIONS

1.

Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar. The Company shall be deemed to be in good standing under section 200A of the Companies Act (as amended) of the Cayman Islands on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar has no knowledge that the Company is in default under the Companies Act.

2.	We express no opinion upon any provisions in the Memorandum and Articles of Association or any document which contains a reference to any law or statute that is not a Cayman Islands law or statute.